As filed with the Securities and Exchange Commission on September 16, 2011, Registration No.  333-171488

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Post Effective
Amendment No. 1

REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

CITY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Utah	6199	26-1805170
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4685 South Highland Drive, Suite 202
Salt Lake City, Utah 84117
(801) 278-9424
(Address, including zip code, and telephone number, including area code, of registrant’s principle executive offices)

Thomas Howells, Chief Executive Officer
City Media, Inc.
4685 South Highland Drive, Suite 202
Salt Lake City, Utah 84117
Tel: (801) 278-9424
Fax: (801) 278-9290
(Name, address, including zip code, and telephone number, including area code of agent for service)

Approximate Date of Proposed Public Offering:  Not applicable. Removal of unsold securities from registration.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement with the same offering.  [   ]

Indicate by Check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer	[ ]	Accelerated filer	[ ]	Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

On December 30, 2010, City Media, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-171488) (as amended by Pre-Effective Amendment No. 1 and 2 thereto, filed with the Commission on May 5, 2011 and May 25, 2011, respectively, the “Registration Statement”).  The Registration Statement registered 182,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

On June 15, 2011, the Registration Statement was declared effective.  No shares have been sold under the Registration Statement.  The Company has determined it does not want to continue to maintain the Registration Statement and is hereby de-registering the shares of common stock registered under such Registration Statement.

In accordance with the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration 182,000 shares of Common Stock not sold on or before the date of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake City, State of Utah on September 16, 2011.

CITY MEDIA, INC.

Date:	September 16, 2011	By:	/s/Thomas Howells
Thomas Howells President and Chief Executive Officer, Principal Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas Howells as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on September 16, 2011.

Signature	Name and Title

/s/ Thomas J. Howells	Thomas J. Howells
September 16, 2011	Director, President and Chief Executive Officer,
Principal Accounting Officer

/s/ Kelly Trimble	Kelly Trimble
September 16, 2011	Director, Secretary

/s/ Travis T. Jenson	Travis T. Jenson
September 16, 2011	Director